Exhibit 10.1

AGREEMENT FOR THE PURCHASE AND SALE OF SECURITIES

This Agreement for the Purchase and Sale of Securities (hereinafter called the “Agreement”) is made and entered into as of the 2nd day of July 2007 (the “Effective Date”) by and among CASTion Corporation, a Massachusetts corporation (“CASTion”), the holders of shares of the capital stock of CASTion identified on Exhibit A attached hereto and made a part hereof (each a “Seller”), and ThermoEnergy Corporation, a Delaware corporation (the “Buyer”). CASTion, the Sellers and the Buyer are hereinafter collectively called the “Parties.”

WHEREAS, the authorized capital stock of CASTion consists of 2,000,000 shares of common stock, no par value (the “Common Stock”), of which 4,724 shares are issued and outstanding, and 1,340,000 shares of preferred stock, no par value (the “Preferred Stock”), of which (i) no shares designated as Series A (the “Series A Stock”) are issued and outstanding, (ii) no shares designated as Series A-1 (the “Series A-1 Stock”) are issued and outstanding, (iii) no shares designated as Series B-1 (the “Series B-1 Stock”) are issued and outstanding, (iv) no shares designated as Series B-2 (the “Series B-2 Stock”) are issued and outstanding, (v) 124,968 shares designated as Series C-1 (the “Series C-1 Stock”) are issued and outstanding, (vi) 189,278.1 shares designated as Series C-2 (the “Series C-2 Stock”) are issued and outstanding, (vii) 125,000 shares designated as Series C-3 (the “Series C-3 Stock”) are issued and outstanding and (viii) 128,756.09 shares designated as Series C-4 (the “Series C-4 Stock”) are issued and outstanding; and

WHEREAS, the shares of Common Stock and Preferred Stock owned beneficially and of record by the Sellers (the “Shares”) are as set forth on Exhibit A hereto, and such Shares constitute, in the aggregate, (i) 0.00% of the total issued and outstanding shares of the Common Stock, (ii) 71.81% of the total issued and outstanding shares of the Series C-1 Stock, (iii) 98.97% of the total issued and outstanding shares of the Series C-2 Stock, (iv) 100.00% of the total issued and outstanding shares of the Series C-3 Stock, (iv) 90.72% of the total issued and outstanding shares of the Series C-4 Stock; and (v) 90.31% of the total issued and outstanding shares of Common Stock on an as-converted basis; and

WHEREAS, no shares of Series A Stock, Series A-1 Stock, Series B-1 Stock or Series B-2 Stock are issued and outstanding; and

WHEREAS, the Sellers are the holders of certain promissory notes or other obligations of CASTion (collectively, the “Notes”), as set forth on Exhibit A hereto; and

WHEREAS, each of the Sellers has agreed to sell, assign, transfer, and convey all of the Shares and Notes owned by it to the Buyer and the Buyer has agreed to purchase from the Sellers all of such Shares and Notes on the terms hereinafter set forth;

NOW THEREFORE, in consideration of the mutual promises of the Parties hereinafter set forth and in reliance on the representations, warranties, covenants, and conditions contained in this Agreement; and for other good and valuable consideration, the Parties hereby agree as follows:

Recitals

CASTion operates a waste water technology business in Worcester, Massachusetts (collectively, the "Business").

CASTion is the lessee under the leases which are more particularly described on Exhibit B, attached hereto and made a part hereof (the "Leases").

CASTion is a party to those other contracts and more particularly described on Exhibit C, attached hereto and made a part hereof (the "Contracts").

CASTion is the owner of certain intellectual property including patent-pending R-CAST™ brand technology, more particularly described on Exhibit D, attached hereto and made a part here of, together with certain proprietary engineering know-how and trade secrets (the "CASTion Technology").

CASTion is the owner of certain other assets used in the operation of, or otherwise related to the Business (the “Other Assets” and, together with the Leases, the Contracts and the CASTion Technology, the “Assets”), including, without limitation, those accounts receivable more particularly described on Exhibit E, attached hereto and made a part here of (the "Accounts Receivable") and those bank accounts more particularly described on Exhibit F, attached hereto and made a part hereof.

Agreement

1. Purchase of Shares and Notes.

1.1 Purchase of Shares. Subject to the terms and conditions set forth herein, at the Closing (as defined below), each of the Sellers agrees to sell, assign, transfer, and convey to the Buyer all of the Shares and Notes owned by such Seller and the Buyer agrees to purchase from each Seller all of the Shares and Notes owned by such Seller.

1.2. Purchase Price.  The total purchase price payable by the Buyer to the Sellers for the Shares (the “Purchase Price”) shall consist, in the aggregate, of:

a.	Cash, in the aggregate amount of $1,850,000.00; and

b.	4,394,338 shares of the common stock, par value $0.001 per share, of the Buyer (“ThermoEnergy Common Stock”) (the “Thermo Shares”); and

c.
Convertible Promissory Notes of the Buyer, in substantially the form of Exhibit G attached hereto (the “Convertible Notes”) in the aggregate principal amount of $3,353,126.62, convertible into shares of ThermoEnergy Common Stock (the “Conversion Shares”) as set forth in the Convertible Notes; and

d.	Warrants, in substantially the form of Exhibit H attached hereto (the “Warrants”) for the purchase an aggregate of 4,232,425 shares of ThermoEnergy Common Stock (the “Warrant Shares”).

The Purchase Price shall be allocated to and among the Sellers as set forth on Exhibit A.

2. Closing. The closing of the purchase and sale of the Shares hereunder (the “Closing”) shall be held at the offices of the Buyer in Little Rock, Arkansas or at such other place as CASTion and the Buyer may designate at 10:00 a.m. Central Time on the Effective Date or on such other date and at such other time as CASTion and the Buyer may designate; provided, however, that if all of the Conditions have not been satisfied or waived within twenty (20) days after the Effective Date, then either (i) CASTion, (ii) the Buyer or (iii) Sellers who, in the aggregate, hold a majority of the Shares may, upon notice to the other Parties, terminate this Agreement with no further obligation to any Party, so long as the failure to satisfy the Conditions is not the result of any action or inaction on the part of the terminating Party.

4.  Sellers’ Representations and Warranties. Each Seller, severally and not jointly, hereby represents and warrants to the Buyer as follows:

4.1. Organization and Authority. If such Seller is an entity, it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder.

4.2. Authorization and Enforceability. The execution and delivery of this Agreement by such Seller, and the performance by such Seller of the transactions contemplated by this Agreement, have been duly authorized by all necessary corporate or partnership or other applicable like action, on the part of such Seller. This Agreement has been duly executed by such Seller and constitutes the valid and legally binding obligation of such Seller, enforceable against such Seller in accordance with its terms.

4.3. Title. Such Seller has good, valid and merchantable title to the Shares and Notes identified as owned by such Seller on Exhibit A, free and clear of all liens, encumbrances, or restrictive covenants or other restrictions, and upon the sale of such Shares and Notes to the Buyer in accordance with the terms of this Agreement, the Buyer will become the record and beneficial owner of such Shares and Notes free and clear of all liens, encumbrances, or restrictive covenants or other restrictions.

4.4. Other Agreements. Neither the execution and delivery of this Agreement nor the performance of this Agreement by such Seller will (a) result in a violation or breach of any term or provision of or constitute a default (or an event which, with notice or lapse of time or both, would result in a default) under, or result in the termination or in a right of termination, or cancellation of, or accelerate the performance required by, or result in being declared void or voidable, any of the terms, conditions or provisions of such Seller’s certificate of incorporation, operating agreement, partnership agreement or other governing document (if such Seller is an entity) or any instrument, commitment or obligation to which such Seller is a party, or by which such Seller or any of such Seller’s assets (including, without limitation the Shares and Notes identified as owned by such Seller on Exhibit A) may be bound, or (b) result in the creation of any lien, security interest, charge or encumbrance on any of the Shares or Notes identified as owned by such Seller on Exhibit A, or (c) violate any law, rule, or governmental regulation or order, writ, injunction, decree, judgment or ruling of any court or governmental authority applicable to such Seller or any of the Shares or Notes identified as owned by such Seller on Exhibit A. None of the Shares owned by such Seller is subject to any voting agreement, right of first refusal, “drag along” or “carry along” agreement or any similar agreement or covenant.

4.5. Access to Information Regarding CASTion. Such Seller acknowledges that it has been afforded (i) access to information about CASTion and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment in the Shares and Notes and (ii) the opportunity to obtain such additional information that CASTion possesses or can acquire without unreasonable effort or expense that such Seller deems necessary to make an informed investment decision with respect to its sale of the Shares and Notes pursuant to this Agreement.

4.6 Independent Investment Decision. Such Seller has independently evaluated the merits of its decision to sell Shares and Notes pursuant to this Agreement and to acquire Thermo Shares, Convertible Notes and Warrants pursuant to this Agreement and such Seller confirms that it has not relied on the advice of CASTion, the Buyer, any other Seller or any of their respective officers, directors, general partners or managers in making such decision. Such Seller acknowledges and agrees that the Buyer has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 6 hereof.

5. CASTion’s Representations and Warranties. CASTion hereby represents and warrants to the Buyer, except as set forth on the disclosure statement separately provided to the Buyer, as follows:

5.1 Organization and Qualification. CASTion is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts, with the requisite power and authority to own and use its properties and assets and to carry on the Business as now being conducted. CASTion is not in violation of any of the provisions of its Articles of Organization or bylaws. CASTion is duly qualified to conduct business and is in good standing as a foreign corporation in each jurisdiction listed on Exhibit I attached hereto and made a part hereof, which are the only jurisdictions in which the failure to be so qualified and in good standing could have or reasonably be expected to result in a material adverse effect on CASTion or the Business as a whole (a “Material Adverse Effect”), and no proceedings have been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, such power and authority or qualification.

5.2. Authorization and Enforceability. The execution and delivery by CASTion of this Agreement, and performance by CASTion of the transactions contemplated by this Agreement, have been duly authorized by all necessary corporate action on the part of such CASTion, its Board of Directors and its shareholders. This Agreement has been duly executed by CASTion and constitutes the valid and legally binding obligation of CASTion, enforceable against CASTion in accordance with its terms.

5.3. Default Under Other Agreements. Neither the execution and delivery of this Agreement nor the performance of this Agreement by CASTion will (a) result in a violation or breach of any term or provision of or constitute a default (or an event which, with notice or lapse of time or both, would result in a default) under, or result in the termination or in a right of termination, or cancellation of, or accelerate the performance required by, or result in being declared void or voidable, any of the terms, conditions or provisions of (i) CASTion’s Articles of Organization or bylaws or (ii) except as would not be reasonably expected to have a Material Adverse Effect, any instrument, commitment or obligation to which CASTion is a party, or by which CASTion or, the Business may be bound, or (b) result in the creation of any lien, security interest, charge or encumbrance on any of CASTion’s assets or (c) violate any law, rule, or governmental regulation or order, writ, injunction, decree, judgment or ruling of any court or governmental authority applicable to CASTion, the Business or any of CASTion’s assets.

5.4. Subsidiaries. CASTion has no direct or indirect subsidiaries.

5.5 The Shares. All of the issued and outstanding shares of capital stock of CASTion, including without limitation the Shares, are validly issued and are fully paid, non-assessable and free of preemptive and similar rights, each having the rights of its particular class or series as set forth in CASTion’s Articles of Organization.

5.6 The Notes. Each of the Notes is the legal, valid and binding obligation of CASTion, enforceable against CASTion in accordance with its terms. CASTion has asserted no defense against the rights of the holders of the Notes to collect the amounts due, or to become due, thereunder, and no basis for any such assertion exists.

5.7 Filings, Consents and Approvals. CASTion is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority (a “Governmental Authority”) or other person or entity in connection with the execution, delivery and performance by CASTion of this Agreement and the consummation of the transactions contemplated hereby.

5.8 Capitalization. The authorized capital stock of CASTion consists of 2,000,000 shares of common stock, no par value (the “Common Stock”), of which 4,724 shares are issued and outstanding, and 1,340,000 shares of preferred stock, no par value (the “Preferred Stock”), of which (i) no shares designated as Series A (the “Series A Stock”) are issued and outstanding, (ii) no shares designated as Series A-1 (the “Series A-1 Stock”) are issued and outstanding, (iii) no shares designated as Series B-1 (the “Series B-1 Stock”) are issued and outstanding, (iv) no shares designated as Series B-2 (the “Series B-2 Stock”) are issued and outstanding, (v) 124,968 shares designated as Series C-1 (the “Series C-1 Stock”) are issued and outstanding, (vi) 189,278.1 shares designated as Series C-2 (the “Series C-2 Stock”) are issued and outstanding, (vii) 125,000 shares designated as Series C-3 (the “Series C-3 Stock”) are issued and outstanding and (viii) 128,756.09 shares designated as Series C-4 (the “Series C-4 Stock”) are issued and outstanding. No person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement.  Except as set forth on Exhibit I attached hereto and made a part hereof, there are no outstanding options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire, any shares of Common Stock or Preferred Stock, or contracts, commitments, understandings or arrangements by which CASTion or any Subsidiary is or may become bound to issue additional shares of Common Stock, Preferred Stock or any other equity securities (collectively, the “Options”). On or prior to the time of Closing, CASTion shall have taken all action necessary to terminate all then-outstanding Options other than Options granted to employees under CASTion’s stock option plan.

5.9 Financial Statements and Subsequent Events. CASTion has furnished to the Buyer the financial statements of CASTion as of December 31, 2006. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of CASTion and as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments and to the absence of footnotes. Since December 31, 2006, (i) CASTion has not incurred any liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business, (B) indebtedness represented by the Notes, (C) indebtedness to the Buyer, and (D) liabilities not required to be reflected in CASTion’s financial statements pursuant to GAAP, (iii) CASTion has not altered its method of accounting or the identity of its auditors, and (iv) CASTion has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock,.

5.10 Litigation. There is no pending litigation, investigation or other proceeding against CASTion which (i) adversely affects or challenges the legality, validity or enforceability of this Agreement or (ii) could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect; and no such litigation, investigation or other proceeding has been threatened in writing. Neither CASTion, nor any officer thereof (in his or her capacity as such), is the subject of any pending litigation, investigation or other proceeding involving a claim of violation of or liability under federal or state law; and no such litigation, investigation or other proceedings has been threatened in writing.

5.11 Compliance. CASTion (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by CASTion under), nor has CASTion received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

5.12 Regulatory Permits. CASTion possesses all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct the Business, except where the failure to possess such permits could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, and CASTion has not received any notice of proceedings relating to the revocation or modification of any such permits.

5.13 Assets.  CASTion owns no real property and has good and marketable title in all personal property owned by it that is material to the Businesses, including without limitation the Other Assets, in each case free and clear of all liens, except for liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by CASTion. The Other Assets are in good working order, reasonable wear and tear excepted. The Leases are valid, subsisting and enforceable leases with which CASTion and, to CASTion’s knowledge, all of the other parties thereto are in compliance, and such Leases will remain in full force and effect following consummation of the transactions contemplated by this Agreement. The Contracts are valid, subsisting and enforceable agreements with which CASTion and, to CASTion’s knowledge, all of the other parties thereto are in compliance, and such Contracts will remain in full force and effect following consummation of the transactions contemplated by this Agreement. The Accounts Receivable were generated by valid sales of goods or services, have not been disputed and are believed by CASTion to be fully collectible (subject to reasonable reserves for bad accounts).

5.14 Intellectual Property. CASTion owns, or has rights to use, the CASTion Technology and all other patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with the Business as it is currently conducted and which the failure to so have could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. There are no claims filed or, to CASTion’s knowledge, made by others against CASTion to the effect that the CASTion Technology or any other intellectual property used by CASTion violates or infringes upon the rights of such claimant, and CASTion knows of no basis for any such claim. All of CASTion’s rights in the CASTion Technology are enforceable and, to CASTion’s knowledge, there is no existing infringement by another person or entity of any of such rights. To the knowledge of CASTion, no present or former officer or employee of, or consultant to, CASTion who participated in the development of any of the CASTion Technology was, at the time of such development, subject to any agreement with any former employer or other person or entity that in any way restricted his or her right to be employed by, or to consult with, CASTion or to participate in the development of the CASTion Technology.

5.15 Transactions with Affiliates. None of the Sellers and none of the officers or directors of CASTion and, to the knowledge of CASTion, none of the employees of CASTion is a party to any transaction with CASTion (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any Seller, officer, director or such employee or, to the knowledge of CASTion, any entity in which any Seller, officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

5.16 Application of Anti-Takeover Provisions. CASTion has taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under CASTion’s Articles of Organization or the laws of the Commonwealth of Massachusetts that is or could become applicable to the Buyer as a result of the Buyer, the Sellers and CASTion fulfilling their obligations or exercising their rights under this Agreement, including without limitation the Sellers’ sale of the Shares and the Notes and the Buyer’s ownership of the Shares and the Notes.

5.17 Environmental Matters.  To the knowledge of CASTion, (i) CASTion has complied with all applicable Environmental Laws; (ii) the properties currently owned or operated by CASTion (including soils, groundwater, surface water, buildings or other structures) are not contaminated by CASTion with any Hazardous Substances (and any representation to any contamination of any of such properties by any third party is expressly excluded); (iii) the properties formerly owned or operated by CASTion were not contaminated by CASTion with Hazardous Substances during the period of ownership or operation by CASTion (and any representation to any contamination of any of such properties by any third party is expressly excluded); (iv) CASTion is not subject to liability for any Hazardous Substance disposal or contamination on any third party property; (v) CASTion has not been associated with any release or threat of release of any Hazardous Substance; (vi) CASTion has not received any notice, demand, letter, claim or request for information alleging that CASTion may be in violation of or liable under any Environmental Law; and (vii) CASTion is not subject to any orders, decrees, injunctions or other arrangements with any Governmental Authority or subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances. As used in this Agreement, the term “Environmental Law” means any federal, state, local or foreign law, regulation, order, decree, permit, authorization, opinion, common law or agency requirement relating to: (A) the protection, investigation or restoration of the environment, health and safety, or natural resources; (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or (C) noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property and the term “Hazardous Substance” means any substance that is: (i) listed, classified or regulated pursuant to any Environmental Law; (ii) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon; or (iii) any other substance which is the subject of regulatory action by any Governmental Authority pursuant to any Environmental Law.

5.18 Taxes. CASTion has, or shall have as of Closing, filed or validly extended all federal, state, local and foreign tax returns required by law, including, but not limited to all income, use, unemployment, federal withholding, payroll, ad valorem and property (real and personal) and all unemployment compensation taxes and assessments, and paid all taxes, assessments and penalties due and payable. There are no present disputes involving CASTion as to any taxes and CASTion has no knowledge of a tax deficiency which has been or might be asserted or threatened against CASTion which, if adversely determined, would reasonably be expected to have a Material Adverse Effect.

5.19 Employees. CASTion has no written or oral contracts, understandings or commitments involving the employment by or compensation of any person by CASTion which are not terminable at will. Seller has complete and full power to discharge and dismiss any or all of its current employees, without obligation to any person or entity.

6. Buyer’s Representations and Warranties. The Buyer hereby represents and warrants to the Sellers and to CASTion as follows:

6.1 Organization and Qualification. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Buyer is not in violation of any of the provisions of its Certificate of Incorporation or bylaws. The Buyer is duly qualified to conduct business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified and in good standing could have or reasonably be expected to result in a material adverse effect on the Buyer or its business, and no proceedings have been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, such power and authority or qualification.

6.2 Authorization and Enforceability. The execution and delivery by the Buyer of this Agreement, and performance by the Buyer of the transactions contemplated by this Agreement, have been duly authorized by all necessary corporate action on the part of such the Buyer, its Board of Directors and its shareholders. This Agreement has been duly executed by the Buyer and constitutes the valid and legally binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms. The Convertible Notes and the Warrants have been duly authorized and, when issued as contemplated by this Agreement, will be the legal, valid and binding obligations of the Buyer, enforceable against the Buyer in accordance with their respective terms.

6.3 Other Agreements. Neither the execution and delivery of this Agreement nor the performance of this Agreement by the Buyer will (a) result in a violation or breach of any term or provision of or constitute a default (or an event which, with notice or lapse of time or both, would result in a default) under, or result in the termination or in a right of termination, or cancellation of, or accelerate the performance required by, or result in being declared void or voidable, any of the terms, conditions or provisions of the Buyer’s Articles of Incorporation or bylaws or any instrument, commitment or obligation to which the Buyer is a party, or by which the Buyer or any of the Buyer’s assets may be bound, or (b) result in the creation of any lien, security interest, charge or encumbrance on any of the Buyer’s assets or (c) violate any law, rule, or governmental regulation or order, writ, injunction, decree, judgment or ruling of any court or governmental authority applicable to the Buyer or any of the Buyer’s assets.

6.4 ThermoEnergy Common Stock. The Thermo Shares are duly authorized and, when issued at Closing in accordance with the terms of this Agreement, will be validly issued shares of ThermoEnergy Common Stock, fully paid, non-assessable and free of preemptive and similar rights. A sufficient number of shares of ThermoEnergy Common Stock to permit exercise in full of the Warrants and full conversion of the Convertible Notes have been reserved and set aside and the Warrant Shares and the Conversion Shares will, when issued and paid for upon exercise of the Warrants or conversion of the Convertible Notes in accordance with their respective terms, be duly authorized and validly issued shares of ThermoEnergy Common Stock, fully paid, non-assessable and free of preemptive and similar rights.

6.5 SEC Documents. The Buyer has filed all of the reports, proxy statements and other documents (collectively, SEC Documents”) that the Buyer has been required to file with the Securities and Exchange Commission (the “Commission”). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations of the Commission thereunder, and none of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, at the time and in the light of the circumstances under which they were made, not misleading. The financial statements of the Buyer included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and with published rules and regulations of the Commission with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q (or Form 10-QSB, as the case may be) of the Commission) and fairly present (subject, in the case of the unaudited statements, to normal recurring audit adjustments) the consolidated financial position of the Buyer and its consolidated subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended.

6.6 Independent Investment Decision. The Buyer acknowledges and agrees that neither the Sellers nor CASTion has made any representations or warranties with respect to CASTion, the Assets, the Business or the transactions contemplated hereby other than those specifically set forth in Sections 4, 5 and 8 hereof.

7. Investment Representations of the Buyer

7.1.  Investment Intent. The Buyer is acquiring the Shares and the Notes for its own account for purposes of investment and without expectation, desire, or need for resale and not with the view toward distribution or resale of the Shares or the Notes. The Buyer understands that no public market now exists for the Shares or the Notes and that a public market may never exist for the Shares or the Notes.

7.2 Access to Information. The Buyer acknowledges that it has been afforded (i) access to information about CASTion and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment in the Shares and the Notes and (ii) the opportunity to obtain such additional information that CASTion or the Sellers possess or can acquire without unreasonable effort or expense that the Buyer deems necessary to make an informed investment decision with respect to its purchase of the Shares and the Notes.

7.3.  Securities Act. The Buyer acknowledges that it understands that the Shares and the Notes to be purchased have not been registered under the Securities Act of 1933 (“Securities Act”) or under any state securities law and understands that the Shares and the Notes cannot be resold in a transaction to which the Securities Act and state securities laws apply unless (i) subsequently registered under the Securities Act and applicable state securities laws or (ii) exemptions from such registration requirements are available.

8. Investment Representations of the Sellers. Each Seller, severally and not jointly, hereby represents and warrants to the Buyer as follows:

8.1.  Investment Intent. Such Seller is acquiring the Thermo Shares being issued to it pursuant to Section 1.2(b) and will, upon conversion of the Convertible Note being issued to it pursuant to Section 1.2(c) or exercise of the Warrant being issued to it pursuant to Section 1.2(d), be acquiring the Conversion Shares or the Warrant Shares issued upon such conversion or exercise, for its own account for purposes of investment and without expectation, desire, or need for resale and not with the view toward distribution or resale of such shares of ThermoEnergy Common Stock.

8.2 Access to Information. Such Seller acknowledges that it has been afforded (i) access to information about the Buyer and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment in ThermoEnergy Common Stock and (ii) the opportunity to obtain such additional information that the Buyer possesses or can acquire without unreasonable effort or expense that such Seller deems necessary to make an informed investment decision with respect to its investment in shares of ThermoEnergy Common Stock.

8.3.  Securities Act. Such Seller acknowledges that it understands that the Thermo Shares to be issued to it pursuant to Section 1.2(b), the Convertible Note to be issued to it pursuant to Section 1.2(c) and the Warrant to be issued to it pursuant to Section 1.2(d) have not been, and that, except as set forth in Section 12 of this Agreement, the Thermo Shares, the Conversion Shares issuable upon conversion of such Convertible Note and the Warrant Shares issuable upon exercise of such Warrant will not be, registered under the Securities Act or under any state securities law and understands that such ThermoEnergy Shares cannot be resold in a transaction to which the Securities Act and state securities laws apply unless (i) subsequently registered under the Securities Act and applicable state securities laws or (ii) exemptions from such registrations are available.

8.4 Accredited Investor Status. Such Seller is an “accredited investor” (as such term is defined in Rule 501 of Regulation D promulgated by the Commission pursuant to the Securities Act.

9.  Covenants Pending Closing. CASTion agrees that between the date hereof and the Closing:

9.1. Conduct of Business. CASTion shall maintain its books and records, and carry on the Business in the usual, regular and ordinary course and in substantially the same manner as heretofore conducted and shall use its commercially reasonable efforts to preserve intact its present business organization, keep available the services of its present employees and preserve its goodwill and its relationships with customers, suppliers and others having business dealings with it.

9.2. Maintenance of Assets. CASTion shall maintain all of the Assets in good operating condition, ordinary wear and tear excepted, and will not sell, transfer, pledge or voluntarily subject to any lien, charge or other encumbrance any of the Assets except in the ordinary course of business.

9.3.  Employee Compensation. CASTion shall not pay any bonuses, increase any employee’s salary or other compensation, or hire any employees except in the ordinary course of business consistent with past practices, and shall not enter into any agreements or arrangements to pay any such bonuses, to make any such increase in any employee’s salary or other compensation, or to hire any such employee.

9.4. Insurance. CASTion will maintain and keep in full force and effect all insurance existing on the date hereof relating to the Business or the Assets.

9.5. Corporate Existence. CASTion will continue to maintain its existence as a Massachusetts corporation in good standing.

9.6 Access. CASTion shall allow the Buyer and its representatives and advisers access, during normal business hours, to visit and inspect all of CASTion’s facilities and shall permit the Buyer and its representatives and advisers to have reasonable access to all of the Assets (including the right to review and make extracts of CASTion’s books and records).

9.7. Other Actions. CASTion will not take any action which would or could reasonably be expected to result in any of the representations and warranties of CASTion set forth in this Agreement becoming untrue in any material respect at any time on or prior to the Closing.

9.8.  Advice of Changes. CASTion and each Seller shall promptly advise the Buyer in writing of any change or event known to CASTion or to such Seller would or could reasonably be expected to have a Material Adverse Effect.

10.  Buyer’s Conditions to Closing. The obligation of the Buyer to purchase the Shares and the Notes under this Agreement is subject to the fulfillment prior to or at the Closing of each of the following conditions (each of which may be waived by the Buyer in its sole discretion):

10.1. Representations and Warranties. The representations and warranties of the Sellers and CASTion contained herein or in any exhibit, schedule, certificate or other document delivered pursuant to the provisions hereof, shall be true in all material respects as of the Effective Date and as of the Closing.

10.2. Performance of Agreements. Each of the Sellers and CASTion shall have performed and complied in all material respects with all of the agreements and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing. It is expressly acknowledged and agreed that the Buyer shall have no obligation to proceed to Closing and to purchase the Shares being sold hereunder by any Seller unless the Sellers are, at Closing, ready, willing and able to sell to the Buyer the lesser of (x) all of the Shares identified as owned by such Sellers on Exhibit A and (y) Shares having a combined voting power of not less than 90% of CASTion’s capital stock on an as converted basis.

10.3. Material Adverse Changes. There shall have occurred no event which could be reasonably anticipated to have a Material Adverse Effect.

10.4 Inspections. From the Effective Date to the Closing, CASTion shall have allowed the Buyer and its representatives and advisers access, during normal business hours, to visit and inspect all of CASTion’s facilities and shall have permitted the Buyer and its representatives and advisers to have reasonable access to all of the Assets (including the right to review and make extracts of CASTion’s books and records).

10.5 Corporate Actions. CASTion shall have delivered to the Buyer (i) copies of all resolutions adopted by the Board of Directors and/or the stockholders of CASTion approving this Agreement and the transactions contemplated hereby, certified by the Secretary of CASTion as being duly adopted and in full force and effect as of the Closing Date, (ii) the resignations of all of the officers and directors of CASTion, effective as of the Closing, (iii) copies of the Articles of Organization of CASTion and all amendments thereto, certified by the Secretary of State of the Commonwealth of Massachusetts, and (iv) a copy of the by-laws of CASTion, certified by the Secretary of CASTion as being in full force and effect as of the Closing Date.

10.6 Management Bonus Pool. The Buyer shall have authorized and set aside, for issuance to the officers and employees of CASTion at the Closing (in distributive amounts to be determined by the board of directors of CASTion (as constituted immediately prior to the Closing), the following:

a.	$150,000.00 in cash;

b.	175,000 shares of ThermoEnergy Common Stock (the “Management Shares”); and

c.	Warrants, in substantially the form of Exhibit H, for the purchase an aggregate of 300,000 Warrant Shares (the “Management Warrants”).

The Buyer shall also have authorized and set aside, for issuance to Farley & Associates, Inc. (“Farley”), an affiliate of the Company, at the Closing, (i) 18,750 ThermoEnergy Common Stock (the “Farley Shares”) and (ii) a Warrant to purchase 37,500 Warrant Shares.

In addition, the Buyer shall have executed and delivered to CASTion an agreement, in substantially the form of Exhibit I attached hereto (the “Bonus Agreement”), pursuant to which the Buyer would pay an aggregate of $300,000.00 to the officers and employees of CASTion (in distributive amounts to be determined by the compensation committee of the board of directors of CASTion (as constituted immediately prior to the Closing)) upon the happening of certain events specified in the Bonus Agreement.

For all purposes herein (including without limitation Section 12), (i) the Management Warrants referred to in this Section 10.6 shall be deemed to be Warrants, notwithstanding the fact that such Management Warrants may be in a form, and may contain rights and restrictions, different from those of the Warrants and (ii) the Farley Shares and the Management Shares shall be deemed to be ThermoShares. For purposes of Section 12, Farley, the initial holders of the Management Warrants, and the initial holders of the Management Shares shall be deemed to be “Sellers.”

10A. Sellers’ Conditions to Closing. The obligations of the Sellers to sell the Shares and the Notes under this Agreement are subject to the fulfillment prior to or at the Closing of each of the following conditions (each of which may be waived by the Sellers in their sole discretion):

10A.1. Representations and Warranties. The representations and warranties of the Buyer contained herein or in any exhibit, schedule, certificate or other document delivered pursuant to the provisions hereof, shall be true in all material respects as of the Effective Date and as of the Closing.

10A.2. Performance of Agreements. The Buyer shall have performed and complied in all material respects with all of the agreements and conditions required by this Agreement to be performed or complied with by it prior to the Closing.

10A.3 Corporate Actions. The Buyer shall have delivered to CASTion and the Sellers copies of all resolutions adopted by the Board of Directors of the Buyer approving this Agreement and the transactions contemplated hereby, certified by the Secretary of the Buyer as being duly adopted and in full force and effect as of the Closing Date.

10A.4 Management Bonus Pool. The Buyer shall have authorized and set aside the management bonus pool referred to in Section 10.6 above.

11. Closing.

11.1 Stock Certificates and Notes. At Closing, each Seller shall deliver to the Buyer (i) the certificate or certificates representing the Shares identified as owned by such Seller on Exhibit A, together with duly executed stock powers sufficient to effect the transfer of such Shares to the Buyer or its nominee and (ii) the Notes identified as owned by such Seller on Exhibit A, duly endorsed to the order of the Buyer. If any Note or any certificate representing the Shares has been lost, stolen or destroyed, the affected Seller may deliver to the Buyer, in lieu of such Note or stock certificate, an affidavit of that fact and an agreement to indemnify the Buyer in a manner reasonably satisfactory to Buyer against any claim that may be made against the Buyer with respect to such Note or certificate; provided, however, that Buyer shall not require any Seller to provide any bond or other security for such indemnity.

11.2. Payment of Purchase Price. At Closing, against delivery by each Seller to the Buyer of the stock certificate or certificates, stock powers and Notes deliverable pursuant to Section 11.1, the Buyer will deliver to such Seller (i) the cash portion of the Purchase Price payable to such Seller in the amount specified on Exhibit A, (ii) a Convertible Note, payable to the order of such Seller, in the principal amount specified on Exhibit A and (iii) a Warrant, registered in the name of such Seller, for the purchase of the number of Warrant Shares specified on Exhibit A.

11.3. Issuance of ThermoEnergy Common Stock. At Closing, the Buyer shall issue and deliver to the transfer agent for the ThermoEnergy Common Stock irrevocable instructions to issue to the Sellers the number of Thermo Shares issuable pursuant to Section 1.2(b), in the amounts specified on Exhibit A.

11.4. Management Bonus Pool. At the Closing, the Buyer shall deliver to CASTion, for further distribution to the officers and employees of CASTion (in distributive amounts to be determined by the compensation committee of the board of directors of CASTion (as constituted immediately prior to the Closing), the cash portion of the management bonus pool referred to in Section 10.6 above, and the Buyer shall execute and deliver to CASTion, for further distribution to the officers and employees of CASTion (in distributive amounts to be determined by the compensation committee of the board of directors of CASTion (as constituted immediately prior to the Closing), the Management Warrants. In addition, the Buyer shall execute and deliver to CASTion the Bonus Agreement;

11.5 Other Documents. At Closing, CASTion and the Sellers shall, at the Buyer’s expense, execute and deliver to the Buyer such other instruments and documents as the Buyer’s attorney may reasonably determine to be necessary or convenient to effect the transactions contemplated by this Agreement and to afford the Buyer the benefit of this Agreement. At Closing, the Buyer shall, at the Buyer’s expense, execute and deliver to CASTion and/or the Sellers such other instruments and documents as CASTion’s attorney may reasonably determine to be necessary or convenient to effect the transactions contemplated by this Agreement and to afford CASTion and the Sellers the benefit of this Agreement.

12. Registration Rights.

12.1. Piggy-Back Registration. If (but without any obligation to do so) the Buyer proposes to register (including for this purpose, a registration effected by the Buyer for stockholders other than the Sellers) any shares of ThermoEnergy Common Stock under the Securities Act in connection with the public offering of such shares of ThermoEnergy Common Stock solely for cash other than (i) a registration statement on Form S-8 (or any successor form relating to the sale of securities to employees of the Buyer pursuant to a stock option, stock purchase or similar plan), (ii) a registration statement on Form S-4 (or any successor form relating to a merger, consolidation or similar transaction involving the Buyer), (iii) a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale by the Sellers of the Thermo Shares, the Conversion Shares or the Warrant Shares, (iv) a registration in which the only ThermoEnergy Common Stock being registered is ThermoEnergy Common Stock issuable upon conversion of debt securities which are also being registered, or (v) a registration statement being filed by the Buyer pursuant to a contractual obligation existing prior to the date of this Agreement which prohibits the inclusion of additional shares, the Buyer shall, at such time, promptly give each Seller written notice of such registration. Upon the written request of a Seller given within twenty (20) days after mailing of such notice by the Buyer, the Buyer shall, subject to the provisions of this Section 12, cause to be registered under the Securities Act all of the Thermo Shares, Conversion Shares and Warrant Shares (collectively, the “Registrable Securities”) that each such Seller has requested to be registered. In the event that any such registration shall be, in whole or in part, an underwritten public offering of ThermoEnergy Common Stock, the number of Registrable Securities to be included in such an underwriting may be reduced or excluded partially or completely (pro rata among the requesting Sellers based upon the number of Registrable Securities owned by such Sellers) if and to the extent that the managing underwriter shall be of the opinion that the inclusion of some or all of the Registrable Securities would adversely affect the marketing of the securities to be sold by the Buyer therein; provided, however, that no such Registrable Securities may be excluded from such registration unless all securities of the Buyer held by any person (other than a Seller) who did not make the original request for registration shall first be excluded from such registration. The Buyer shall have the right, without penalty, to terminate or withdraw any registration initiated by it under this Section 12.1 prior to the effectiveness of such registration whether or not any Seller has elected to include securities in such registration.

12.2 Registration Obligations of the Buyer. In connection with the registration of the Registrable Securities for the account of the Sellers pursuant to Section 12.1, the Buyer shall:

(a)Take all lawful action such that the registration statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, not misleading and that the prospectus forming part of such registration statement, and any amendment or supplement thereto, does not at any time include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b)Comply with the provisions of the Securities Act with respect to the Thermo Shares, the Conversion Shares and the Warrant Shares covered by the registration statement until the earlier of (i) ninety (90) days after the registration statement has been declared effective or (ii) such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the Sellers as set forth in the prospectus forming part of the registration statement (the “Registration Period”).

(c)Prior to the filing with the Commission of the registration statement (including any amendments thereto) and the distribution or delivery of any prospectus (including any supplements thereto), provide draft copies thereof to the Sellers and reflect in such documents all such comments as the Sellers (and their counsel) reasonably may propose.

(d)(i) register or qualify the Registrable Securities covered by the registration statement under such securities or “blue sky” laws of such jurisdictions as the Sellers reasonably request, (ii) prepare and file in such jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof at all times during the Registration Period, and (iii) take all such other lawful actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period; provided, however, that the Buyer shall not be required in connection therewith or as a condition thereto to (A) qualify to do business in any jurisdiction where it would not otherwise be required to qualify, (B) subject itself to general taxation in any such jurisdiction or (C) file a general consent to service of process in any such jurisdiction.

(e)As promptly as practicable after becoming aware of such event, notify each Seller whose Registrable Securities are covered by the registration statement of the occurrence of any event, as a result of which the prospectus included in the registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and promptly prepare an amendment to the registration statement and supplement to the prospectus to correct such untrue statement or omission, and deliver a number of copies of such supplement and amendment to each Seller as such Seller may reasonably request.

(f)As promptly as practicable after becoming aware of such event, notify each Seller whose Registrable Securities are covered by the registration statement of the issuance by the Commission of any stop order or other suspension of the effectiveness of the registration statement and take all lawful action to effect the withdrawal, rescission or removal of such stop order or other suspension.

(g)Make generally available to its security holders as soon as practicable, but in any event not later than eighteen (18) months after (i) the effective date of the registration statement, and (ii) the effective date of each post-effective amendment to the registration statement, as the case may be, an earnings statement of the Buyer and its subsidiaries complying with Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(h)Make reasonably available for inspection by the Sellers and any underwriter participating in any disposition pursuant to the registration statement, and any attorney, accountant or other agent retained by such Sellers or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Buyer and its subsidiaries, and (ii) cause the Buyer’s officers, directors and employees to supply all information reasonably requested by such Sellers or any such underwriter, attorney, accountant or agent in connection with the registration statement, in each case, as is customary for similar due diligence examinations; provided, however, that all records, information and documents that are designated in writing by the Buyer, in good faith, as confidential, proprietary or containing any nonpublic information shall be kept confidential by such Sellers and any such underwriter, attorney, accountant or agent (pursuant to an appropriate confidentiality agreement in the case of any such Seller or agent), unless such disclosure is made pursuant to judicial process in a court proceeding (after first giving the Buyer an opportunity promptly to seek a protective order or otherwise limit the scope of the information sought to be disclosed) or is required by law, or such records, information or documents become available to the public generally or through a third party not in violation of an accompanying obligation of confidentiality; and provided, further, that, if the foregoing inspection and information gathering would otherwise disrupt the Buyer’s conduct of its business, such inspection and information gathering shall, to the maximum extent possible, be coordinated on behalf of the Sellers and the other parties entitled thereto by one firm of counsel designated by and on behalf of the majority in interest of Sellers and other parties; and

(i)Use its commercially reasonable efforts to cause all Registrable Securities covered by the registration statement to be listed or qualified for trading on the principal trading market, if any, on which the ThermoEnergy Common Stock is traded or listed on the effective date of the registration statement.

12.3 Obligations and Acknowledgements of the Sellers. In connection with the registration of the Thermo Shares and the Warrant Shares for the account of the Sellers pursuant to Section 12.1, the Sellers shall have the following obligations and hereby make the following acknowledgements:

(a)It shall be a condition precedent to the obligations of the Buyer to include the Registrable Securities of a particular Seller in the registration statement that such Seller (i) shall furnish to the Buyer such information regarding itself, the shares of Thermo Energy Common Stock held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and (ii) shall execute such documents in connection with such registration as the Buyer may reasonably request. At least ten business days prior to the first anticipated filing date of a registration statement, the Buyer shall notify each Seller of the information the Company requires from such Seller (the “Requested Information”) if such Seller elects to have any of its Registrable Securities included in the registration statement. If at least two business days prior to the anticipated filing date the Buyer has not received the Requested Information from a Seller (a “Non-Responsive Seller”), then the Buyer may file the registration statement without including any Registrable Securities for the account of such Non-Responsive Seller and the Buyer shall have no further obligations under this Section 12 to the Non-Responsive Seller.

(b)Each Seller agrees to cooperate with the Buyer in connection with the preparation and filing of a registration statement under this Section 12, unless such Seller has notified the Buyer in writing of its election to exclude all of its Registrable Securities from such registration statement.

(c)Each Seller agrees that, upon receipt of any notice from the Buyer of the occurrence of any event of the kind described in Section 12.2(e) or 12.2(f), it shall immediately discontinue its disposition of Registrable Securities pursuant to the registration statement until such Seller’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 12.2(e) and, if so directed by the Buyer, such Seller shall deliver to the Buyer (at the expense of the Buyer) or destroy (and deliver to the Buyer a certificate of destruction) all copies in such Seller’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

(d)Each Seller acknowledges that it may be deemed to be a statutory underwriter within the meaning of the Securities Act with respect to the Registrable Securities being registered for resale by it, and each Seller which includes Registrable Securities for offer and sale within a registration statement pursuant to this Section 12 hereby consents to the inclusion in such registration statement of a disclosure to such effect.

12.4 Expenses of Registration. All expenses incurred in connection with registrations, filings or qualifications pursuant to this Section 12, including, without limitation, all registration, listing, and qualifications fees, legal fees, printing and engraving costs, accounting fees, and the reasonable fees and expenses of one counsel to the Sellers (other than underwriting discounts and commissions) shall be borne by the Buyer.

12.5 Indemnification and Contribution.

(a) Indemnification by the Buyer. The Buyer shall indemnify and hold harmless each Seller and each underwriter, if any, which facilitates the disposition of Registrable Securities for the account of the Sellers, and each of their respective officers and directors and each person who controls such Seller or underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934 (the “Exchange Act”) (each such person being sometimes hereinafter referred to as an “Indemnified Person”) from and against any losses, claims, damages or liabilities, joint or several, to which such Indemnified Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any registration statement or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, not misleading, or arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any prospectus or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Buyer hereby agrees to reimburse such Indemnified Person for all reasonable legal and other expenses incurred by them in connection with investigating or defending any such action or claim as and when such expenses are incurred; provided, however, that the Buyer shall not be liable to any such Indemnified Person in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon (i) an untrue statement or alleged untrue statement made in, or an omission or alleged omission from, such registration statement or prospectus in reliance upon and in conformity with written information furnished to the Buyer by such Indemnified Person expressly for use therein or (ii) in the case of the occurrence of an event of the type specified in Section 12.2(e), the use by the Indemnified Person of an outdated or defective prospectus after the Buyer has provided to such Indemnified Person an updated prospectus correcting the untrue statement or alleged untrue statement or omission or alleged omission giving rise to such loss, claim, damage or liability.

(b) Indemnification by the Sellers and Underwriters. Each Seller agrees, severally and not jointly, as a consequence of the inclusion of any of its Registrable Securities in a registration statement pursuant to this Section 12, and each underwriter, if any, which facilitates the disposition of Registrable Securities shall agree, severally and not jointly, as a consequence of facilitating such disposition of Registrable Securities to (i) indemnify and hold harmless the Buyer, its directors, its officers who sign any registration statement and each person, if any, who controls the Buyer within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Buyer or such other persons may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any registration statement or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, not misleading, or arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any prospectus or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Buyer by such Seller or underwriter expressly for use therein, and (ii) reimburse the Buyer for any legal or other expenses incurred by the Buyer in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that no Seller or underwriter shall be liable under this Section 12.5(b) for any amount in excess of the net proceeds paid to such Seller or underwriter in respect of Registrable Securities sold by it.

(c) Notice of Claims, etc.  Promptly after receipt by a person seeking indemnification pursuant to this Section 12.5 (an “Indemnified Party”) of written notice of any investigation, claim, proceeding or other action in respect of which indemnification is being sought (each, a “Claim”), the Indemnified Party promptly shall notify the person against whom indemnification pursuant to this Section 12.5 is being sought (the “Indemnifying Party”) of the commencement thereof; but the omission to so notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability that it otherwise may have to the Indemnified Party, except to the extent that the Indemnifying Party is materially prejudiced and forfeits substantive rights and defenses by reason of such failure. In connection with any Claim as to which both the Indemnifying Party and the Indemnified Party are parties, the Indemnifying Party shall be entitled to assume the defense thereof. Notwithstanding the assumption of the defense of any Claim by the Indemnifying Party, the Indemnified Party shall have the right to employ separate legal counsel and to participate in the defense of such Claim, and the Indemnifying Party shall bear the reasonable fees, out-of-pocket costs and expenses of such separate legal counsel to the Indemnified Party if (and only if): (i) the Indemnifying Party shall have agreed to pay such fees, costs and expenses, (ii) the Indemnified Party shall reasonably have concluded that representation of the Indemnified Party by the Indemnifying Party by the same legal counsel would not be appropriate due to actual or, as reasonably determined by legal counsel to the Indemnified Party, potentially differing interests between such parties in the conduct of the defense of such Claim, or if there may be legal defenses available to the Indemnified Party that are in addition to or disparate from those available to the Indemnifying Party, or (iii) the Indemnifying Party shall have failed to employ legal counsel reasonably satisfactory to the Indemnified Party within a reasonable period of time after notice of the commencement of such Claim. If the Indemnified Party employs separate legal counsel in circumstances other than as described in the preceding sentence, the fees, costs and expenses of such legal counsel shall be borne exclusively by the Indemnified Party. Except as provided above, the Indemnifying Party shall not, in connection with any Claim in the same jurisdiction, be liable for the fees and expenses of more than one firm of counsel for the Indemnified Party (together with appropriate local counsel). The Indemnified Party shall not, without the prior written consent of the Indemnifying Party (which consent shall not unreasonably be withheld), settle or compromise any Claim or consent to the entry of any judgment that does not include an unconditional release of the Indemnifying Party from all liabilities with respect to such Claim or judgment or contain any admission of wrongdoing.

(d) Contribution. If the indemnification provided for in this Section 12.5 is unavailable to, or insufficient to hold harmless, an Indemnified Party in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to herein, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Party in connection with the statements or omissions or alleged statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such Indemnifying Party or by such Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 12.5(d) were determined by pro rata allocation (even if the Sellers or any underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 12.5(d). The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Sellers and any underwriters in this Section 12.5(d) to contribute shall be several in proportion to the percentage of Thermo Shares and/or Warrant Shares registered or underwritten, as the case may be, by them and not joint.

(e) Limitation on Sellers’ and Underwriters’ Obligations. Notwithstanding any other provision of this Section 12.5, in no event shall any (i) Seller have any liability under this Section 12.5 for any amounts in excess of the dollar amount of the proceeds actually received by such Seller from the sale by such Seller of Registrable Securities (after deducting any fees, discounts and commissions applicable thereto) pursuant to any registration statement under which such Thermo Shares, Conversion Shares and/or Warrant Shares are registered under the Securities Act and (ii) underwriter be required to undertake liability to any person hereunder for any amounts in excess of the aggregate discount, commission or other compensation payable to such underwriter with respect to the Registrable Securities underwritten by it and distributed pursuant to the registration statement.

(f) Other Liabilities. The obligations of the Buyer under this Section 12.5 shall be in addition to any liability which the Buyer may otherwise have to any Indemnified Person and the obligations of any Indemnified Person under this Section 12.5 shall be in addition to any liability which such Indemnified Person may otherwise have to the Buyer. The remedies provided in this Section 12 are not exclusive and shall not limit any rights or remedies which may otherwise be available to an indemnified party at law or in equity.

12.6 Floating of Shares Outside of the United States. In the event that the Buyer proposes to issue and/or sell (including for this purpose, a sale effected by the Buyer for stockholders other than the Sellers) any shares of ThermoEnergy Common Stock to the public under the laws of any sovereign jurisdiction outside of the United States, then the provisions of this Section 12 shall apply to such issuance and/or sale of shares so as to give the Sellers as nearly as practicable the same rights and benefits as they would have had had the Buyer proposed to register shares of ThermoEnergy Common Stock under the Securities Act pursuant to Section 12.1(a) above; provided, however, that the Buyer shall not be required to include in any such issuance and/or sale any shares of ThermoEnergy Common Stock for the benefit of the Sellers if, and to the extent that, the laws of any jurisdiction in which such offering is to made, or the rules of any exchange or trading system through which such offering is to be effected, prohibit the inclusion of shares to be offered by any person or entity other than the issuer.

13. Offers to Other Holders of Common Stock and Preferred Stock. Promptly after the Effective Date, the Buyer shall extend to all holders of Common Stock and/or Preferred Stock who are not Sellers under this Agreement the opportunity to sell to the Buyer their shares of Common Stock and/or Preferred Stock on substantially the same terms and conditions, and for substantially the same consideration, as provided in this Agreement. The Buyer shall keep such offer open for a period of not less than 30 days beyond the date of Closing.

14. Board of Directors. So long as any of the Warrants or the Notes remain outstanding, until the sixth anniversary of the Closing, Spencer Trask Specialty Group, LLC or any of its affiliates (“Spencer Trask”), acting on behalf of the Sellers, shall have the right to designate one individual to receive notice of and attend all meetings of the Board of Directors of the Buyer (the “Buyer Board”) and any committees thereof. The Buyer will permit the Spencer Trask representative, at Spencer Trask’s expense, to visit and inspect any of the properties of the Buyer and of any subsidiary (including CASTion), and to discuss the affairs, finances and accounts of the Buyer and of any subsidiary (including CASTion), with its officers, all upon reasonable notice and to such reasonable extent and at such reasonable times and intervals as the representative may reasonably request. The Buyer will reimburse all direct out-of-pocket expenses reasonably incurred by the Spencer Trask representative in attending meetings of the Buyer Board or any committee thereof. Notwithstanding the foregoing, the Buyer may require, as a condition to the Spencer Trask representative’s attendance at meetings of the Buyer Board or committees thereof or to the provision to the Spencer Trask representative of material non-public information regarding the Buyer that Spencer Trask and the Spencer Trask representative execute conventional non-disclosure agreements in conformity with Regulation FD promulgated under the Exchange Act.

15.  Non-Survival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and agreements, shall survive the Closing, except for (i) the Sellers’ representations and warranties in Sections 4 and 8, (ii) the Buyer’s representations and warranties in Sections 6 and 7, (iii) those covenants and agreements contained herein that by their terms apply or are to be performed in whole or in part at or after the Closing and (iv) Sections 17 through 24 of this Agreement.

16. Continued Access to Records. CASTion shall permit the Buyer to have full access to all books, documents, papers and records relating to CASTion’s assets, stock ownership, properties, operations, obligations and liabilities, including, but not limited to, all books of account, tax records, minute books of directors and shareholders meetings, organizational documents and any other business activities or prospects after the Effective Date and Closing.

17. Default. In addition to any other remedies available to the non-defaulting Parties under applicable law (including but not limited to, the right to specific performance of this Agreement), any Party hereto who fails to comply with the terms of this Agreement shall be obligated for, and agrees to pay, all damages, costs, fees, and expenses incurred or suffered by the non-defaulting Parties, including without limitation all fees and costs incurred by a non-defaulting Party to enforce the terms of this Agreement, which fees and costs shall include court costs and reasonable attorney's fees.

18. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile (provided the sender receives a machine-generated confirmation of successful transmission) at the facsimile number specified in this Section 18, (b) the next business day, if sent by a nationally recognized overnight courier service, (c) the second business day after the date of mailing, if sent, postage prepaid, by first class U.S. mail or (d) upon actual receipt by the Party to whom such notice is addressed. The address for such notices and communications shall be as follows:

If to a Seller:	To such Seller at the address of such Seller set forth on Exhibit A

If to CASTion:	Mr. Jeffrey L. Powell, President & CEO
CASTion Corporation
10 New Bond Street
Worcester, MA 01606
Fax: (508) 854-1753

with copies (which
shall not constitute
notice) to:	Donald F. Farley, CEO
Spencer Trask Specialty Group, LLC
535 Madison Avenue
New York, NY 10022
Fax: (508) 854-1753

E. Matthew Gautieri, Controller
Boston Community Venture Fund
56 Warren Street
Boston, MA 02119
Fax: (617) 427-9300

Robert J. Crowley, President
Massachusetts Technology Development Corporation
40 Broad Street
Suite 818
Boston, MA 02109
Fax: (617) 723-5983

and

Carl F. Barnes, Esq.
Morse, Barnes-Brown & Pendleton, P.C.
1601 Trapelo Road
Waltham, Massachusetts 02451
Fax: (781) 622-5933

If to the Buyer:	Dennis C. Cossey, CEO
ThermoEnergy Corporation
124 West Capitol Avenue, Suite 880
Little Rock, Arkansas 72201
Fax: (501) 375-5249

with copies (which
shall not constitute
notice) to:	Andrew T. Melton, EVP and CFO
ThermoEnergy Corporation
124 West Capitol Avenue, Suite 880
Little Rock, AR 72201
Fax: (501) 375-5249

and

William E. Kelly, Esq.
Nixon Peabody LLP
100 Summer Street
Boston, MA 02110

Fax: (866) 743-4899

or, in any case, to such other address as the addressee may, by notice pursuant to this Section 18, designate.

19. Brokerage. No brokerage or finder’s fees or commissions are or will be payable by the any Party to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions contemplated by this Agreement. The Sellers, on the one hand, and the Buyer, on the other hand, shall indemnify and hold each other harmless from and against any claims made by or on behalf of any persons for fees of a type contemplated in this Section 19 that may be due in connection with the transactions contemplated by this Agreement as a result of any commitment, understanding, agreement or arrangement made by it or them.

20. Prior Agreements; Amendments and Waivers. This Agreement supersedes all prior Agreements, offers or communications with respect to the matters set forth herein. This Agreement may not be amended except by a written instrument signed by all Parties hereto. The enforcement of any provision of this Agreement may be waived only by a written instrument signed by the Party against which such waiver is to be effective; waiver of any provision in any single instance shall not operate as a waiver of such provision in any other instance. No delay in or failure to exercise any right granted herein shall impair any such right or shall act as a waiver of any subsequent breach by any Party.

21. Successors. This Agreement shall be binding on the Parties hereto and their respective heirs, successors and assigns.

22. Governing Law. This Agreement shall be governed exclusively by the provisions hereof and by the laws of the Commonwealth of Massachusetts as the same may from time to time exist.

23. Headings. The paragraph headings throughout this instrument are for convenience and reference only, and the words contained herein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Agreement.

24. Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed and delivered by all Parties. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the Party executing and transmitting such counterpart with the same force and effect as if such facsimile signature page were an original thereof notwithstanding any subsequent failure or refusal of such Party to deliver the original thereof.

[The remainder of this page has intentionally been left blank.]

In witness whereof, the Parties have executed this Agreement on the dates indicated.

THERMOENERGY CORPORATION

Date: July 2, 2007	By:	/s/ Andrew T. Melton
Andrew T. Melton Executive Vice President and Chief Financial Officer

CASTION CORPORATION

Date: July 2, 2007	By:	/s/ Jeffreey L. Powell
Jeffrey L. Powell President and Chief Executive Officer

BANCBOSTON VENTURES, INC.

By:	MASSACHUSETTS TECHNOLOGY DEVELOPMENT CORPORATION Attorney-in-Fact

Date: July 2, 2007	By:	/s/ Robert J. Crowley
Name: Robert J. Crowley
Title: President

BCLF VENTURES I, LLC

Date: July 2, 2007	By:	/s/ E. Matthew Gautieri
Name: E. Matthew Gautieri Title: Controller

ESSEX REGIONAL RETIREMENT BOARD

By:	MASSACHUSETTS TECHNOLOGY DEVELOPMENT CORPORATION Attorney-in-Fact

Date: July 2, 2007	By:	/s/ Robert J. Crowley
Name: Robert J. Crowley
Title: President

MASSACHUSETTS TECHNOLOGY DEVELOPMENT CORPORATION

Date: July 2, 2007	By:	/s/ Robert J. Crowley
Name: Robert J. Crowley
Title: President

SPENCER TRASK SPECIALTY GROUP, LLC

Date: July 2, 2007	By:	/s/ Donald F. Farley
Name: Donald F. Farley
Title: CEO

SPENCER TRASK PRIVATE EQUITY ACCREDITED FUND III, LLC

Date: July 2, 2007	By:	/s/ Donald F. Farley
Name: Donald F. Farley
Title: CEO

Exhibit A

Name and Address of Seller	Class and Number of Shares	Principal Amount of (and interest on) Notes	Cash Payment	Number of ThermoEnergy Shares	Number of Warrants	Principal Amount of Convertible Notes

BancBoston Ventures Inc.	C-2: 3,093.52	$0.00	$0.00	34,450	35,969	$29,010.17

BCLF Ventures I, LLC	C-1: 33,654.00 C-2: 21,623.81	$715,486	$620,683.49	723,273	619,898	$479,808.35

Essex Regional Retirement Board	C-2: 1546.81	$0.00	$0.00	17,225	17,985	$14,505.56

Massachusetts Technology Development Corporation	C-1: 56,090.00 C-2: 45,475.21	$703,140	$603,480.42	1,183,523	1,091,034	$879,961.77

Spencer Trask Specialty Group, LLC	C-2: 115,207.49 C-3: 125,000 C-4: 116,808.00	484,248	$415,613.09	2,410,867	2,417,539	$1,949,840.7

Spencer Trask Private Equity Accredited Fund III, LLC	N/A	210,223	$210,223.00	25,000	50,000	$0.00

Addresses of Sellers

BancBoston Ventures Inc.
c/o Massachusetts Technology Development Corporation
40 Broad Street
Suite 818
Boston, MA 02109
Attn: Robert J. Crowley, President
Fax: (617) 723-5983

BCLF Ventures I, LLC
c/o Boston Community Venture Fund
56 Warren Street
Boston, MA 02119
Attn: E. Matthew Gautieri, Controller
Fax: (617) 427-9300

Essex Regional Retirement Board
c/o Massachusetts Technology Development Corporation
40 Broad Street
Suite 818
Boston, MA 02109
Attn: Robert J. Crowley, President
Fax: (617) 723-5983

Massachusetts Technology Development Corporation
40 Broad Street
Suite 818
Boston, MA 02109
Attn: Robert J. Crowley, President
Fax: (617) 723-5983

Spencer Trask Specialty Group, LLC
535 Madison Avenue
New York, NY 10022
Attn: Donald F. Farley, CEO
Fax: (508) 854-1753

Spencer Trask Private Equity Accredited Fund III, LLC
c/o Spencer Trask Specialty Group, LLC
535 Madison Avenue
New York, NY 10022
Attn: Donald F. Farley, CEO
Fax: (508) 854-1753